UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2017

CME Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2017, the Board of Directors (the "Board") of CME Group Inc. (the "Company") amended and restated the Company’s Bylaws (as so amended and restated, the "Bylaws") primarily to implement "proxy access." Section 1.13 has been added to the Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the number of directors elected by the Company’s Class A and Class B shareholders voting together, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Proxy access will first be available to shareholders in connection with the Company’s 2018 annual meeting of shareholders.

The Bylaws were also amended to (i) make clarifications, updates and refinements to the advance notice bylaws contained in Section 1.1 and Section 1.2 and to the provisions related to the submission of a questionnaire, representation and agreement by director nominees contained in Section 1.3, (ii) clarify the voting standard for the election of Class B directors contained in Section 1.8 and (iii) make certain other conforming and technical changes.

The foregoing description of the amendments to the Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

A copy of the Thirteenth Amended and Restated Bylaws of CME Group Inc., effective as of February 8, 2017, is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.

February 13, 2017	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Senior Managing Director, General Counsel & Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Thirteenth Amended and Restated Bylaws of CME Group Inc.